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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated July 3, 1998 (and to all references to our firm) included in or made a part of this Current Report on Form 8-K dated May 12, 1998 of American Residential Services, Inc. (the "Company") and to the incorporation by reference of such report (and to all references to our firm) in the Company's registration statements on Form S-4 (No. 333-31815), Form S-3 (No. 333-27785) and Form S-8 (Nos. 333-13299, 333-33479 and 333-44913).



WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.

Bethesda, Maryland
July 3, 1998